                ARMOR HOLDINGS, INC. REPORTS 2ND QUARTER EARNINGS
                           OF $0.17 PER DILUTED SHARE

            $0.21 PER DILUTED SHARE FROM CONTINUING OPERATIONS BEFORE
                  INTEGRATION AND OTHER NON-RECURRING CHARGES

       CONFERENCE CALL SCHEDULED FOR AUGUST 13, 2003, AT 8:30 AM (EASTERN)


JACKSONVILLE, FLORIDA (AUGUST 12, 2003) - ARMOR HOLDINGS, INC. (NYSE: AH) announced today revenues and earnings for the three-month and six-months ended June 30, 2003.

For the three-month period ended June 30, 2003, revenue from continuing operations increased 14.0% to $81.7 million compared to $71.6 million reported for the three-month period ended June 30, 2002. Products Division revenue increased 14.6% to $49.3 million for the three-month period ended June 30, 2003, compared to $43.1 million reported in the same period last year. Mobile Security Division revenue increased 13.2% to $32.3 million for the three-month period ended June 30, 2003, compared to $28.5 million reported in the same period last year. Internal revenue growth from continuing operations was 7.8% in total, 10.8% for the Products Division and 3.5% for the Mobile Security Division.

The Company's consolidated net income and diluted earnings per share for the three-months ended June 30, 2003 and 2002, were $4.6 million, or $0.17 per share, and $4.1 million, or $0.13 per share, respectively. The three-month results for the period ended June 30, 2003 include a $3.3 million ($2.1 million non-cash) severance charge related to the recent departure of the Company's former Chief Executive Officer. Remaining integration and other non-recurring charges for the period ended June 30, 2003 associated with acquisitions completed in the prior twelve months decreased to $522,000 from $1.7 million in the comparable period in the prior year. Net income and diluted earnings per share from continuing operations after integration and other non-recurring charges were $3.5 million and $0.13 per share for the three-months ended June 30, 2003, compared to $4.8 million and $0.15 per share in the comparable period in the prior year. Net income from continuing operations before integration and other non-recurring charges was $5.8 million for the three-months ended June 30, 2003, compared to $5.9 million for the comparable period in 2002. Diluted earnings per share from continuing operations before integration and other non-recurring charges was $0.21 per share for the three-months ended June 30, 2003, compared to $0.18 per share for the comparable period in 2002. Attached to this press release is a reconciliation of reported net income as reported to proforma net income from continuing operations for the three and six-months ended June 30, 2003 and 2002.

For the three-months ended June 30, 2003, the net income from discontinued operations was $1.1 million, or $0.04 per share compared to a net loss from discontinued operations of ($749,000), or ($0.02) per share for the three-months ended June 30, 2002.

"We are pleased with our second quarter revenue results," said Robert R. Schiller, Chief Operating Officer and Chief Financial Officer of Armor Holdings. "The Products Division generated strong results in spite of a late release of the matching funds under the Bulletproof Vest Partnership Act and a challenging domestic economy. The Mobile Security Division experienced an increase in order volume as combat operations in Iraq converted to policing and restructuring operations. We believe the Company is well positioned for continued growth in the second half of 2003."

For the six-month period ended June 30, 2003, revenue from continuing operations increased 14.8% to $162.1 million compared to $141.2 million reported for the six-month period ended June 30, 2002. Products Division revenue increased 13.8% to $93.4 million for the six-month period ended June 30, 2003, compared to $82.0 million reported in the same period last year. Mobile Security Division revenue increased 16.2% to $68.8 million for the six-month period ended June 30, 2003, compared to $59.2 million reported in the same period last year. Internal revenue growth from continuing operations was 8.6% for the Products Division and 3.6% for the Mobile Security Division.

The Company's consolidated net income and diluted earnings per share for the six-months ended June 30, 2003 and 2002 were $9.7 million, or $0.34 per share, and $10.0 million, or $0.31 per share, respectively. These six-month results include a $3.3 million ($2.1 million non-cash) severance charge related to the recent departure of the Company's former Chief Executive Officer. Remaining integration and other non-recurring charges for the six-months ended June 30, 2003 associated with acquisitions completed in the prior twelve months decreased to $944,000 from $3.1 million during the same period in 2002. Net income and diluted earnings per share from continuing operations after integration and other non-recurring charges were $8.7 million and $0.31 per share for the six-months ended June 30, 2003, compared to $10.4 million and $0.32 per share in the comparable period in the prior year. Net income from continuing operations before integration and other non-recurring charges was $11.4 million for the six-months ended June 30, 2003, compared to $12.3 million for the comparable period in 2002. Diluted earnings per share before these items for the six-months ended June 30, 2003, was $0.40 per share compared to $0.38 per share for the comparable period in 2002.

For the six-months ended June 30, 2003, net income from discontinued operations was $977,000, or $0.03 per share compared to a net loss from discontinued operations of ($356,000), or ($0.01) per share for the six-months ended June 30, 2002.

Gross margins from continuing operations for the three and six-months ended June 30, 2003, were 29.9% and 29.4%, respectively, compared to 31.7% and 31.6% in the comparable period in 2002. For the three and six-months ended June 30, 2003, gross margins in the Products Division were 33.1% and 33.6%, compared to 38.6% and 38.0% reported in the same period last year. The decline in the Products Division's gross margins resulted primarily from: 1) an increase in "low margin" training revenues; 2) an increase in low margin gas mask sales; 3) an increase in lower margin international body armor sales produced overseas at Armor Products International; and 4) lower production volumes within our less lethal, automotive, and hard armor businesses lines, which resulted in reduced fixed cost absorption and certain labor inefficiencies. Excluding the training division, the Products Division's gross margins were 35.3% and 35.9%, respectively, compared to 40.8% and 40.3% reported in the same period last year. For the three and six-months ended June 30, 2003, gross margins in the Mobile Security Division were 25.0% and 23.7%, compared to 21.4% and 22.9% reported in the same period in the prior year. The increase in the Mobile Security Division's gross margins is primarily attributable to: 1) favorable manufacturing overhead cost absorption relating to increased manufacturing volumes in our Cincinnati manufacturing facility; 2) operational efficiencies in our Cincinnati manufacturing facility; and 3) a smaller number of purchased base vehicles sold in 2003 compared to 2002. The Mobile Security Division often purchases and resells base vehicles to customers as a pass-through service without normal gross profit.

At June 30, 2003, the Company's continuing operations business segments had cash balances of $10.8 million and total long-term debt, including current portion, of $21.7 million compared to $16.0 million and $26.7, respectively, reported at March 31, 2003. As of June 30, 2003, the Company had $15.0 million outstanding on its $120 million revolving line of credit compared to $20.0 million at March 31, 2003.

For the three and six-months ended June 30, 2003, the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations were $7.6 million and $18.1 million, compared to $9.4 million and $19.7 million in the comparable periods in 2002. For the three and six-months ended June 30, 2003, the Company's EBITDA from continuing operations before integration and non-recurring charges were $11.4 million and $22.2 million, compared to $11.1 million and $22.8 million, respectively, in the comparable periods in 2002. Attached to this press release is a reconciliation of net income as reported to EBITDA from continuing operations before integration and other non-recurring charges.

On July 23, 2003, the Company announced that it had executed a Letter of Intent ("LOI") to acquire Simula, Inc. (Amex: SMU), for $110.5 million, payable in cash or, at the option of Armor Holdings, in a combination of cash and registered shares of Armor Holdings' common stock. The Company expects to execute a merger agreement in late August and complete the transaction in the fourth quarter of 2003. Simula is a safety technology company and supplier of human safety and survival systems to all branches of the U.S. military, major aerospace and defense contractors, international military forces, and consumer markets. Its core markets are military aviation safety, military personnel safety, and land and marine safety. Serving the defense industry for almost 30 years, Simula provides ground vehicle armor and mine blast kits for military vehicles, personnel protective equipment, including military body armor, energy absorbing seating systems and lightweight armor for aircraft, inflatable restraints for military aircraft, and other protective equipment and technology to the military for the protection of soldiers in a variety of life-threatening or catastrophic situations.

On August 12, 2003, the Company closed its previously announced private placement of $150 million aggregate principal amount of 8.25% Senior Subordinated Notes due 2013. The Notes were rated B1/B+ by Moody's Investors' Service and Standard & Poor's Rating Services, respectively. The Company intends to use the net proceeds of the planned offering to fund future acquisitions, including its potential acquisition of Simula, Inc., repay a portion of its outstanding debt and for general corporate and working capital purposes, including the funding of capital expenditures.

Concurrently with the issuance of the Notes, the Company terminated its existing credit facility and entered into a new secured revolving credit facility with Bank of America N.A., Wachovia Bank, National Association and a syndicate of other financial institutions arranged by Bank of America Securities LLC. The new credit facility is a five-year revolving credit facility and, among other things, provides for: 1) total maximum borrowings of $60 million; 2) a $25 million sub-limit for the issuances of standby and commercial letters of credit;
3) a $5 million sub-limit for swing-line loans; and 4) a $5 million sub-limit for multi-currency borrowings. All borrowings under the new credit facility will bear interest at either 1) a rate equal to LIBOR, plus an applicable margin ranging from 1.125% to 1.625%; 2) an alternate base rate which will be the higher of (a) the Bank of America prime rate and (b) the Federal Funds rate plus ..50%; or 3) with respect to foreign currency loans, a fronted offshore currency rate, plus an applicable margin ranging from 1.125% to 1.625%, depending on certain conditions.

 "With the pending acquisition of Simula, Inc., the newly placed $150 million in notes and the policing and reconstruction effort in Iraq, the Company is building momentum and well positioned for growth in the second half of the year and into 2004," said Mr. Schiller. "Given the effect of additional interest from the notes, we expect our third quarter net income from continuing operations before integration and non-recurring charges to be $0.23 or $0.24 per diluted share."

CONFERENCE CALL SCHEDULED FOR AUGUST 13, 2003, AT 8:30 A.M (EASTERN)

A conference call for investors will be held on August 13, 2003, at 8:30 a.m. (eastern). There are two ways to participate in the conference call - via teleconference or webcast. Access the webcast by visiting the Armor Holdings, Inc., website (http://www.armorholdings.com). You may listen by selecting Investor Relations and clicking on the microphone. A replay will be available on our website on the Investor Relations homepage shortly after the call is completed. A copy of this press release will be posted on our website prior to the conference call. You can access this release by selecting the "Financial Releases" link on our Investor Relations homepage.

Via telephone, the dial-in number is 1-888-423-3281 for domestic callers, or 1-612-332-0226 for international callers. There is no pass code required. There will be a question/answer session at the end of the conference call, at which point only securities analysts will be able to ask questions. However, all callers will be able to listen to the questions and answers during this period.

An archived copy of the call will be available via a replay at 1-800-475-6701 -- access code #694407 or 1- 320-365-3844 -- access code #694407 for international callers. The teleconference replay will be available beginning at 12:00 p.m. on Wednesday, August 13th, and ending at 11:59 p.m. on Wednesday, August 20th.

ABOUT ARMOR HOLDINGS

Armor Holdings, included in FORBES magazine's list of "200 Best Small Companies" in 2002, and a member of the S&P Smallcap 600 Index, is a leading manufacturer of security products for law enforcement personnel around the world through its Armor Holdings Products division and is one of the world's largest and most experienced passenger vehicle armoring manufacturers through its Mobile Security division. Armor Holdings Products manufactures and sells a broad range of high quality branded law enforcement equipment. Such products include ballistic resistant vests and tactical armor, less-lethal munitions, safety holsters, batons, anti-riot products and a variety of crime scene related equipment, including narcotic identification kits. Armor Holdings Mobile Security, through its commercial business, armors a variety of vehicles, including limousines, sedans, sport utility vehicles, and money transport vehicles, to protect against varying degrees of ballistic and blast threats. Through its military program, it is the prime contractor to the U.S. Military for the supply of armoring and blast protection for High Mobility Multi-purpose Wheeled Vehicles, commonly known as HMMWVs.

Statements in this press release may be forward-looking. Actual events will be dependent upon factors and risks including, but not limited to, the Company's ability to: consummate the acquisition of Simula; successfully integrate Simula's operations into Armor Holdings' operations; sell the ArmorGroup Services division on favorable terms;

manufacture and market its core products; provide a variety of services to its customers on a global basis; respond to new laws and regulations; continue its strategy of growth by acquisition; manage the impact of foreign exchange; and manage general world wide security issues, economic conditions, uncertainties and risks, including those described from time to time in the Company's filings with the Securities and Exchange Commission, including, the Company's Registration Statement on Form S3, its 2002 Form 10K and its most recent Form 10Qs. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.


                                - TABLES FOLLOW -

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                  THREE-MONTHS ENDED                   SIX-MONTHS ENDED
                                                           JUNE 30, 2003       JUNE 30, 2002     JUNE 30, 2003     JUNE 30, 2002
                                                           -------------       -------------     -------------     -------------

REVENUES:

  Products                                                       $49,347           $ 43,057           $93,354            $ 82,002
  Mobile Security                                                 32,312             28,548            68,779              59,207
                                                          -----------------   ----------------   ---------------------------------
  Total Revenues                                                  81,659             71,605           162,133             141,209
                                                          -----------------   ----------------   ---------------------------------
COSTS AND EXPENSES:

  Cost of sales                                                   57,281             48,904           114,443              96,534
  Operating expenses                                              14,524             12,781            28,528              24,194
  Amortization                                                        69                 32               129                 151
  Integration and other non-recurring charges                      3,775              1,720             4,197               3,117
                                                           -----------------   ----------------   ---------------------------------

OPERATING INCOME                                                   6,010              8,168            14,836              17,213

  Interest expense, net                                              437                284               816                 326
  Other expense (income), net                                         16                  -                85                (64)
                                                          -----------------   ----------------   ---------------  ----------------
INCOME FROM CONTINUING OPERATIONS BEFORE PROVISION FOR
INCOME TAXES                                                       5,557              7,884            13,935              16,951

PROVISION FOR INCOME TAXES                                         2,079              3,060             5,212               6,560
                                                          -----------------   ----------------   ---------------  ----------------
INCOME FROM CONTINUING OPERATIONS                                  3,478              4,824             8,723              10,391
                                                          -----------------   ----------------   ---------------  ----------------
DISCONTINUED OPERATIONS
INCOME FROM DISCONTINUED OPERATIONS BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES                                         1,860              (817)             1,914               (574)

PROVISION (BENEFIT) FOR INCOME TAXES                                 725               (68)               937               (218)
                                                          -----------------   ----------------   ---------------  ----------------
INCOME (LOSS)  FROM DISCONTINUED OPERATIONS                        1,135              (749)               977               (356)
                                                          -----------------   ----------------   ---------------  ----------------
NET INCOME                                                        $4,613            $ 4,075           $ 9,700            $ 10,035
                                                           =================   ================   ===============  ================
NET INCOME PER COMMON SHARE - BASIC

INCOME FROM CONTINUING OPERATIONS                                 $ 0.13            $  0.15            $ 0.31              $ 0.33

INCOME (LOSS) FROM DISCONTINUED OPERATIONS                          0.04              (0.02)             0.03               (0.01)
                                                          -----------------   ----------------   ---------------  ----------------
BASIC EARNINGS PER SHARE
                                                                  $ 0.17            $  0.13            $ 0.34              $ 0.32
                                                          =================   ================   ===============  ================
NET INCOME PER COMMON SHARE - DILUTED

INCOME FROM CONTINUING OPERATIONS                                 $ 0.13             $ 0.15            $ 0.31              $ 0.32

(LOSS) INCOME FROM DISCONTINUED OPERATIONS                          0.04              (0.02)             0.03               (0.01)
                                                          -----------------   ----------------   ---------------  ----------------
DILUTED EARNINGS PER SHARE                                         $0.17             $ 0.13            $ 0.34              $ 0.31
                                                          =================   ================   ===============  ================

ARMOR HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET (LOSS) INCOME AS REPORTED TO PRO FORMA NET INCOME FROM CONTINUING OPERATIONS (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              THREE-MONTHS ENDED                         SIX-MONTHS ENDED

                                                          JUNE 30, 2003     JUNE 30, 2002          JUNE 30, 2003      JUNE 30, 2002
                                                      ------------------ -----------------     ------------------ ------------------

Net (loss) income as reported                                   $ 4,613            $4,075                 $9,700            $10,035

Plus: Loss (gain) from Discontinued operations,
Net of tax                                                       (1,135)              749                   (977)               356

                                                      ------------------ -----------------     ------------------ ------------------
Income from continuing operations                                $3,478            $4,824                 $8,723            $10,391

Plus: Integration and other non-recurring charges                 3,775             1,720                  4,197              3,117

Tax effect of above items                                        (1,411)             (667)                (1,569)            (1,206)

                                                      ------------------ -----------------     ------------------ ------------------
Pro forma net income from continuing operations                  $5,842            $5,877                $11,351           $ 12,302
                                                      ================== =================     ================== ==================

Weighted average diluted shares                                  27,836            32,110                 28,511             32,044
                                                      ================== =================     ================== ==================

Pro forma diluted earnings per share from
continuing operations                                            $ 0.21            $ 0.18                 $ 0.40              $0.38
                                                      ================== =================     ================== ==================

Fully diluted (loss) earnings per share as reported              $ 0.17            $ 0.13                 $ 0.34              $0.31
                                                      ================== =================     ================== ==================


RECONCILIATION OF NET INCOME AS REPORTED TO OPERATING INCOME FROM CONTINUING OPERATIONS, EBITDA FROM CONTINUING OPERATIONS AND EBITDA FROM CONTINUING OPERATIONS BEFORE INTEGRATION AND OTHER NON-RECURRING CHARGES (UNAUDITED) (IN THOUSANDS)


                                                              THREE-MONTHS ENDED                        SIX-MONTHS ENDED

                                                          JUNE 30, 2003     JUNE 30, 2002         JUNE 30, 2003      JUNE 30, 2002
                                                      ------------------ -----------------    ------------------ ------------------


Net income as reported                                          $ 4,613           $ 4,075               $ 9,700            $10,035

Plus: Loss (Income) from discontinued operations                 (1,135)              749                  (977)               356

Plus:  Provision for income taxes on income from
continuing operations                                             2,079             3,060                 5,212              6,560


Plus:  Other expense (income), net                                   16                 -                    85                (64)

Plus:  Interest expense, net                                        437               284                   816                326

                                                      ------------------ -----------------    ------------------ ------------------
Operating income from continuing operations                       6,010             8,168                14,836             17,213

Plus:  Amortization                                                  69                32                   129                151

Plus:  Depreciation                                               1,564             1,197                 3,085              2,348
                                                      ------------------ -----------------    ------------------ ------------------
EBITDA from continuing operations                                 7,643             9,397                18,050             19,670

Plus:  Integration and other non-recurring charges                3,775             1,720                 4,197              3,117
                                                     ------------------ -----------------     ----------------- ------------------
EBITDA from continuing operations before
integration and other non-recurring charges                    $ 11,418          $ 11,117              $ 22,247           $ 22,787
                                                      ================== =================    ================== ==================

                                   #####